UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 27, 2002

Date of earliest event reported: December 18, 2002

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (415) 893-8000

Exhibit Index on Page 5.

INFORMATION INCLUDED IN THIS REPORT

This Amendment No. 1 hereby amends Item 7 of the Current Report on Form 8-K filed on December 27, 2002 by Sonic Solutions (“Sonic”) relating to the acquisition of the Desktop and Mobile Division (“DMD”) of VERITAS Software Corporation. The following financial statements required by Item 7 are filed as part of this report:

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

In accordance with the provisions of S-X Rules 1.02(w), 3-05 and 3-06, we have determined that this Acquisition meets the significant subsidiary test at approximately 51% on the basis of Sonic’s assets as of our last fiscal year ended March 31, 2002. Based on the results of this test and considering that the acquired business has less than $25 million in net revenues, it was determined that two years of audited financial statements were required. VERITAS advised Sonic that the preparation of the required financial statements was not practicable and therefore, Sonic requested relief from the financial statement filing requirements of the Securities Exchange Act of 1934 and asked for the Securities and Exchange Commission’s consent to Sonic’s filing of the limited financial statements. On November 6, 2002, Sonic received a letter from the Securities and Exchange Commission stating that the SEC would not object to the filing of the more limited financial statements in satisfaction of the requirements to file the financial statements on Form 8-K.

(a)	Financial Statements of the Desktop and Mobile Division to be Acquired by Sonic Solutions:

(b)	Pro Forma Financial Information:

•	Unaudited Pro Forma Condensed Combined financial information	13

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2002	14

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the six month period ended September 30, 2002	15

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended March 31, 2002	16

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements	17

(c)	EXHIBITS: The following documents are filed as exhibits to this report:

Exhibit		Description

23.1		Independent Auditor’s Consent.

99.1	*

Asset Purchase Agreement among VERITAS Software Corporation, VERITAS Operating Corporation, VERITAS Software Global Corporation, VERITAS Software Holdings, Ltd., VERITAS Software International Ltd. and Sonic Solutions dated as of November 13, 2002.

99.2	*	Registration Rights Agreement by and between VERITAS Operating Corporation and Sonic Solutions, dated as of November 13, 2002.

99.3	**	Amended Registration Rights Agreement by and between VERITAS Operating Corporation and Sonic Solutions, dated as of December 18, 2002.

99.4	**	Certificate of Determination of Series F Preferred Stock of Sonic Solutions.

99.5	*	Sonic Solutions Press Release, dated November 13, 2002.

99.6	**	Sonic Solutions Press Release, dated December 18, 2002.

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on November 20, 2002.

**	Incorporated by reference to exhibits to Current Report on Form 8-K filed on December 27, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Sonic Solutions, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Novato, State of California, on the 11th day of February, 2003.

SONIC SOLUTIONS

Signature	Date

/s/ ROBERT J. DORIS Robert J. Doris President and Director (Principal Executive Officer)	February 11, 2003

/s/ A. CLAY LEIGHTON A. Clay Leighton Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer (Principal Financial Accounting Officer)	February 11, 2003

EXHIBIT INDEX

Exhibit		Description

23.1		Independent Auditor’s Consent.

99.1	*

Asset Purchase Agreement among VERITAS Software Corporation, VERITAS Operating Corporation, VERITAS Software Global Corporation, VERITAS Software Holdings, Ltd., VERITAS Software International Ltd. and Sonic Solutions dated as of November 13, 2002.

99.2	*	Registration Rights Agreement by and between VERITAS Operating Corporation and Sonic Solutions, dated as of November 13, 2002.

99.3	**	Amended Registration Rights Agreement by and between VERITAS Operating Corporation and Sonic Solutions, dated as of December 18, 2002.

99.4	**	Certificate of Determination of Series F Preferred Stock of Sonic Solutions.

99.5	*	Sonic Solutions Press Release, dated November 13, 2002.

99.6	**	Sonic Solutions Press Release, dated December 18, 2002.

*	Incorporated by reference to exhibits to Current Report on Form 8-K filed on November 20, 2002.

**	Incorporated by reference to exhibits to Current Report on Form 8-K filed on December 27, 2002.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

VERITAS Software Corporation:

We have audited the accompanying statements of assets to be acquired and liability to be assumed related to the Desktop and Mobile Division to be acquired by Sonic Solutions as of September 30, 2002 and December 31, 2001, and the related statements of direct revenues and expenses of the Desktop and Mobile Division to be acquired by Sonic Solutions for the nine months ended September 30, 2002 and the year ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Desktop and Mobile Division to be acquired by Sonic Solutions has been operated as an integral part of VERITAS Software Corporation and has no separate legal existence. The basis of presentation of these statements is described in Note 1 to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liability to be assumed related to the Desktop and Mobile Division to be acquired by Sonic Solutions as of September 30, 2002 and December 31, 2001, and the related statements of direct revenues and expenses of the Desktop and Mobile Division to be acquired by Sonic Solutions for the nine months ended September 30, 2002 and the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG

Mountain View, California

November 21, 2002

VERITAS Software Corporation

Statements of Assets to be Acquired and Liability to be Assumed Related to the

Desktop and Mobile Division to be Acquired by Sonic Solutions

(In thousands)

ASSETS TO BE ACQUIRED
	September 30, 2002	December 31, 2001
Prepaid rent	$20	$20

Intangible assets	26,245	26,245
Less accumulated amortization	19,899	14,978

Intangible assets, net	6,346	11,267

Property and equipment	2,120	2,001
Less accumulated depreciation and amortization	1,678	1,415

Property and equipment, net	442	586

Total assets to be acquired	$6,808	$11,873

LIABILITY TO BE ASSUMED
	September 30, 2002	December 31, 2001
Accrued telephone support expenses	$46	$111

Total liability to be assumed	$46	$111

See accompanying notes to financial statements.

VERITAS Software Corporation

Statements of Direct Revenues and Expenses of the

Desktop and Mobile Division to be Acquired by Sonic Solutions

(In thousands)

	Nine Months Ended September 30, 2002	Year Ended December 31, 2001
Direct revenues	$8,456	$16,767

Direct expenses:
Compensation and benefits	2,886	6,694
Outside services	350	1,229
Travel and entertainment	339	658

Promotional costs	—	360
Depreciation and amortization	264	381
Facility and IT allocations	1,137	2,147
Amortization of intangible assets	4,921	6,561

Other direct expenses	93	651

Total direct expenses	9,990	18,681

Excess of direct expenses over direct revenues	$(1,534)	$(1,914)

See accompanying notes to financial statements.

VERITAS Software Corporation

Notes to Financial Statements of the Desktop and Mobile Division to be

Acquired by Sonic Solutions

Note 1.    Basis of Presentation

Sonic Solutions, a California corporation (“Buyer”), and VERITAS Software Corporation (“Seller” or “the Company”), a Delaware corporation, entered into an Asset Purchase Agreement on November 13, 2002 which has not closed as of the report date. The accompanying financial statements present the assets to be acquired and liability to be assumed and the direct revenues and expenses of the Desktop and Mobile Division (“DMD”) to be acquired by Sonic Solutions. These financial statements are produced in accordance with Rules 3-01 and 3-02 of Regulation S-X of the Securities Exchange Act of 1934. Sonic Solutions is to acquire certain assets and is to assume a liability of DMD. As DMD had never been operated as a separate business entity but rather as a department within the Company’s entire storage software business, complete historical financial statements are not presented; therefore, the financial statements do not include such items as cash, accounts receivable, accounts payable, accruals, and equity. Additionally, the statements of direct revenues and expenses of the Desktop and Mobile Division to be acquired by Sonic Solutions exclude any allocation of overhead (other than facilities and information systems), interest income (expense), taxes, and amortization of goodwill.

Allocations are included for facilities and information systems as these were identifiable indirect costs of DMD using the methodologies implemented by VERITAS Software Corporation to allocate its facilities and information systems costs to all of its departments based upon headcount.

VERITAS Software Corporation operates in one segment, storage software solutions. Accordingly, all goodwill is excluded from the financial statements of the Desktop and Mobile Division to be acquired by Sonic Solutions.

The Seller is a supplier of storage software products. Storage software includes storage management and data protection software as well as clustering, replication, and storage area networking software. DMD is a division of the Seller that develops compact disc mastering and personal computer data backup software for the consumer and small office/home office markets. The assets to be acquired and liability to be assumed as presented in the accompanying statements of assets to be acquired and liability to be assumed present the historical balances as of September 30, 2002 and December 31, 2001, for certain prepaid expenses, intangible assets and fixed assets, to be sold to and liability assumed by the Buyer.

The statements of direct revenues and expenses of DMD include the net revenue and direct operating expenses that relate to this specific division to be sold to the Buyer.

Note 2.    Summary of the Significant Accounting Policies

Revenue Recognition

In October 1997, the Accounting Standards Executive Committee issued Statement of Position (“SOP”) 97-2, Software Revenue Recognition, which has been amended by SOP 98-9. These statements set forth generally accepted accounting principles for recognizing revenue on software transactions. SOP 97-2, as amended by SOP 98-4, was effective for revenue recognized under software license and service arrangements beginning January 1, 1998. SOP 98-9 amended SOP 97-2 and requires recognition of revenue using the “residual method” when certain criteria are met.

For the nine months ended September 30, 2002, DMD derived its revenue solely from software licenses and telephone support sold through original equipment manufacturers. In 2001, DMD derived its revenue from software licenses and telephone support sold through original equipment manufacturers, resellers, and directly to end users. DMD recognizes post contract support (“PCS”) revenue upon delivery of the software in accordance with paragraph 59 of SOP 97-2, Software Revenue Recognition. Paragraph 59 of SOP 97-2 requires the following criteria to be met in order to recognize PCS revenue upon delivery of the software:

•	the PCS is included in the license fee;

•	the PCS included in the license fee is for one year or less;

•	the estimated cost of providing PCS during the arrangement is insignificant; and

•	unspecified upgrades/enhancements offered during the PCS arrangements historically have been and are expected to be minimal and infrequent.

DMD provides only telephone support and meets all of the criteria listed above. Therefore, PCS revenue is recognized upon delivery of the software and DMD accrues all estimated costs of providing the telephone support services. Telephone support services are typically provided within the 30 days following delivery of the software. Accrued telephone support expenses approximate one-month’s fully burdened estimated costs of the individuals providing the telephone support.

DMD recognizes revenue from licensing of software products to an end user upon delivery of the software product to the customer, unless the fee is not fixed or determinable, or collectibility is not considered probable. For licensing of DMD’s software to original equipment manufacturers, revenue is not recognized until the software is sold by the original equipment manufacturer to an end-user customer. For licensing of DMD’s software through indirect sales channels, revenue is recognized when the reseller sells the software to its customer. Arrangements with payment terms extending beyond 90 days from the invoice date are not considered to be fixed or determinable and revenue is recognized when the fee becomes due. If collectibility is not considered probable for reasons other than extended payment terms, revenue is recognized when the fee is collected.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, if shorter. The estimated useful lives of furniture and equipment and computer equipment is generally two to five years.

Property and equipment is stated at cost and consist of the following (in thousands):

	September 30, 2002	December 31, 2001
Computer equipment	$1,273	$1,203
Furniture and equipment	230	230
Leasehold improvements	617	568

	2,120	2,001
Less accumulated depreciation and amortization	1,678	1,415

Property and equipment, net	$442	$586

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3.    Business Combinations

In May 1999, VERITAS Software Corporation acquired the Network & Storage Management Group business of Seagate Software, Inc. (“NSMG”). The acquisition was accounted for using the purchase method of accounting. Included in the NSMG business were certain products that together initially comprised the Desktop and Mobile Division. Developed technology specifically allocated to the Desktop and Mobile Division products was $21.3 million. For the nine months ended September 30, 2002, DMD recorded $4.0 million for the amortization of intangible assets related to this acquisition. For the year ended December 31, 2001, DMD recorded $5.3 million for the amortization of intangible assets related to this acquisition.

In January 2001, VERITAS Software Corporation acquired certain products from Prassi Europe SAS (“Prassi”). Prassi developed compact disc mastering software for the consumer and small office/home office markets. The acquisition was accounted for using the purchase method of accounting. The purchase price of $14.1 million was allocated to developed technology of $3.8 million based on a discounted cash flow analysis, to a customer base of $1.2 million based on the cost to recreate the customer base and tangible net assets acquired of $0.8 million. The remainder of the purchase price of $8.3 million was allocated to goodwill. For the nine months ended September 30, 2002, DMD recorded $0.9 million for the amortization of intangible assets related to this acquisition. For the year ended December 31, 2001, DMD recorded $1.3 million for the amortization of intangible assets related to this acquisition. Goodwill is excluded from the statements of assets to be acquired and liability to be assumed related to the Desktop and Mobile Division to be acquired by Sonic Solutions. The carrying value of goodwill excluded was $6.2 million at September 30, 2002 and December 31, 2001. Goodwill amortization is also excluded from the statements of direct revenues and expenses of the Desktop and Mobile Division to be acquired by Sonic Solutions. Acquisition costs related to this acquisition consisted of direct transaction costs of $0.1 million primarily related to legal fees and were paid in 2001.

In addition, the acquisition agreement with Prassi includes contingent earn-out payments of $8.0 million. Contingent payments of $5.0 million were accrued as the date of acquisition because the attainment was probable beyond a reasonable doubt. Contingent payments of $3.0 million to be made if certain revenue targets are met in 2002 have not been included in the purchase price. The $3.0 million of contingent earn-out payments when and if made would subsequently be added to the purchase price and allocated to goodwill and remains the liability of VERITAS Software Corporation.

The direct revenues and expenses of Prassi are included in the statements of direct revenues and expenses of the Desktop and Mobile Division to be acquired by Sonic Solutions from January 16, 2001, the date of acquisition. Pro forma financial information is not necessary as the direct revenues and expenses are included in their entirety for all periods presented.

Amortization of intangible assets is calculated using the straight-line method over their estimated useful lives of four years.

Intangible assets are stated at cost and consist of the following (in thousands):

	September 30, 2002	December 31, 2001
Developed technology	$25,065	$25,065
Customer base	1,180	1,180

	26,245	26,245
Less accumulated amortization	19,899	14,978

Intangible assets, net	$6,346	$11,267

Note 4.    Commitments

DMD currently has operating leases for its facilities through January 15, 2004. Rental expense under operating leases was approximately $204.2 thousand for the nine months ended September 30, 2002 and $253.3 thousand for the year ended December 31, 2002. In addition to the basic rent, the Company is responsible for all taxes, insurance, and utilities related to the facilities. The table below shows DMD’s commitments related to its approximate minimum lease payments for its facilities as of September 30, 2002 (in thousands):

Operating Lease Commitments
Three months ended December 31, 2002	$68

Twelve months ended December 31, 2003	272

Twelve months ended December 31, 2004	11

Total commitments	$351

Note 5.    Cash Flow Information of DMD

Cash flow information of DMD is presented below (in thousands):

	Nine Months Ended September 30, 2002	Year Ended December 31, 2001
Cash flows from operating activities:
Excess of direct expenses over direct revenues	$(1,534)	$(1,914)
Adjustments to reconcile excess of direct expenses over direct revenues to cash provided by operating activities:
Depreciation and amortization	264	381
Amortization of intangible assets	4,921	6,561
Change in accrued telephone support expenses	(65)	—

Net cash provided by operating activities	3,586	5,028
Cash flows from investing activities:
Purchase of property and equipment	(119)	(353)
Purchase of technology from Prassi Europe SAS	—	(4,980)

Net cash used by investing activities	(119)	(5,333)
Cash flows from financing activities:
Contribution from (to) VERITAS Software Corporation	(3,467)	305

Change in cash and cash equivalents	$—	$—

SONIC SOLUTIONS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 13, 2002, Sonic Solutions (“Sonic”) entered into an Asset Purchase Agreement (the “Agreement”) with VERITAS Software Corporation, VERITAS Operating Corporation, VERITAS Software Global Corporation, VERITAS Software Holdings, Ltd., and VERITAS Software International Ltd. (collectively “VERITAS”), to acquire certain of the assets of VERITAS’ Desktop and Mobile Division (“DMD”) (the “Acquisition”). As consideration for the DMD assets to be purchased, Sonic issued $8.5 million of convertible preferred stock to VERITAS. In the Acquisition, Sonic acquired intellectual property rights to the DMD products, contract rights and certain tangible assets such as equipment. In connection with the Acquisition, Sonic entered into a Registration Rights Agreement (the “Rights Agreement”) under which Sonic agreed to register the shares of common stock that will be issued to VERITAS when the convertible preferred stock is converted into common stock. On January 8, 2003, Sonic filed Form S-3 Registration Statement with the Securities and Exchange Commission.

In accordance with the provisions of S-X Rules 1.02(w), 3-05 and 3-06, we have determined that this Acquisition meets the significant subsidiary test at approximately 51% on the basis of Sonic’s assets as of our last fiscal year ended March 31, 2002. Based on the results of this test and considering that the acquired business has less than $25 million in net revenues, it was determined that two years of audited financial statements were required. VERITAS advised Sonic that the preparation of the required financial statements was not practicable and therefore, Sonic requested relief from the financial statement filing requirements of the Securities Exchange Act of 1934 and asked for the Securities and Exchange Commission’s consent to Sonic’s filing of the limited financial statements. On November 6, 2002, Sonic received a letter from the Securities and Exchange Commission stating that the SEC would not object to the filing of the more limited financial statements in satisfaction of the requirements to file the financial statements on Form 8-K.

The unaudited pro forma condensed combined balance sheet as of September 30, 2002 presents the financial position of Sonic assuming the acquisition had occurred on September 30, 2002. All material adjustments to reflect the acquisition are set forth in the column “Pro Forma Adjustments.” The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2002 and the year ended March 31, 2002 present the results of operations of Sonic Solutions assuming the acquisition had occurred on April 1, 2001 and include all material pro forma adjustments necessary for this purpose. The unaudited pro forma condensed combined statements of operations of Sonic Solutions for the fiscal year ended March 31, 2002 combines the audited historical statements of operations for the fiscal year ended March 31, 2002 with the audited statements of direct revenues and expenses of the VERITAS Desktop and Mobile Division for the year ended December 31, 2001. The pro forma adjustments are preliminary and based on management’s estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ materially from those presented in these pro forma financial statements.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Sonic and DMD been combined during the specified periods. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements of Sonic and the financial statements of DMD included herein, including the notes thereto. The accompanying unaudited pro forma condensed combined financial statements are presented in accordance with Article 11 of regulation S-X.

SONIC SOLUTIONS

PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2002

(in thousands)

(UNAUDITED)

	Sonic Solutions	VERITAS DMD	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$10,059	0	0		10,059
Accounts receivable, net	3,465	0	1,100	(b)	4,565
Unbilled receivables	0	0	1,394	(b)	1,394
Inventory, net	458	0	0		458
Prepaid rent	0	20	0		20
Prepaid expenses and other current assets	588	0	0		588

Total current assets	14,570	20	2,494		17,084

Fixed assets, net	1,182	442	0		1,624
Purchased and internally developed software costs, net	1,216	0	0		1,216
Goodwill	1,818	0	5,123	(b)	6,941
Acquired intangibles	0	6,346	(4,946)	(b),(c)	1,400
Other assets	758	0	0		758

Total assets	$19,544	6,808	2,671		29,023

Liabilities And Shareholders’ Equity

Current liabilities:

Accounts payable and accrued liabilities	$5,671	0	1,008	(a),(b)	6,679
Deferred revenue and deposits	4,293	0	0		4,293
Accrued telephone support expenses	0	46	(46)	(a)	0

Total current liabilities	9,964	46	962		10,972

Commitments and contingencies
Shareholders’ Equity
Convertible preferred stock	1,330	0	8,471	(b)	9,801
Common stock	35,814	0	0		35,814
Accumulated deficit	(27,564)	0	0		(27,564)

Total shareholders’ equity	$9,580	0	8,471		18,051

Total liabilities and shareholders’ equity	$19,544	46	9,433		29,023

See accompanying notes to unaudited pro forma condensed combined financial statements.

SONIC SOLUTIONS

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended September 30, 2002

(in thousands, except per share amounts)

(UNAUDITED)

	Sonic Solutions	VERITAS DMD(g)	Pro Forma Adjustments		Pro Forma
Net revenue	$14,872	5,675			20,547
Cost of revenue	3,696	0	233	(e)	3,929

Gross profit	11,176	5,675	(233)		16,618

Operating expenses:
Compensation and benefits	0	1,869	(1,869)	(d)	0
Outside services	0	180	(180)	(d)	0
Travel and entertainment	0	221	(221)	(d)	0
Depreciation and amortization	0	175	(175)	(d)	0
Facility and IT allocations	0	781	(781)	(d)	0
Amortization of intangible assets	0	3,280	(3,280)	(e)	0
Other direct expenses	0	32	(32)	(d)	0
Marketing and sales	4,147	0	793	(d)	4,940
Research and development	4,142	0	2,576	(d),(e)	6,718
General and administrative	1,579	0	0		1,579

Total operating expenses	9,868	6,538	(3,169)		13,237

Operating income (loss)	1,308	(863)	2,936		3,381

Other income (expense), net	62	0	0		62

Income (loss) before income taxes	1,370	(863)	2,936		3,433

Provision (benefit) for income taxes	58	0	0		58

Net income (loss)	1,312	(863)	2,936		3,385
Dividends paid to preferred shareholders	73	0	0		73

Net income (loss) applicable to common shareholders	$1,239	(863)	2,936		3,312

Net income (loss) per share applicable to common shareholders
Basic	$0.08				$0.21

Diluted	$0.07				$0.17

Shares used in computing per share net income (loss) per share
Basic	15,660				15,660

Diluted	18,767		1,291	(f)	20,058

See accompanying notes to unaudited pro forma condensed combined financial statements

SONIC SOLUTIONS PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended March 31, 2002

(in thousands, except per share amounts)

(UNAUDITED)

	Sonic Solutions(1)	VERITAS DMD(2)	Pro Forma Adjustments		Pro Forma
Net revenue	$19,104	16,767	0		35,871
Cost of revenue	5,743	0	634	(d),(e)	6,377

Gross profit	13,361	16,767	(634)		29,494

Operating expenses:
Compensation and benefits	0	6,694	(6,694)	(d)	0
Outside services	0	1,229	(1,229)	(d)	0
Travel and entertainment	0	658	(658)	(d)	0
Promotional costs	0	360	(360)	(d)	0
Depreciation and amortization	0	381	(381)	(d)	0
Facility and IT allocations	0	2,147	(2,147)	(d)	0
Amortization of intangible assets	0	6,561	(6,561)	(c)	0
Other direct expenses	0	651	(651)	(d)	0
Marketing and sales	8,601	0	5,105	(d)	13,706
Research and development	5,897	0	7,070	(d),(e)	12,967
Business integration expenses	705	0	0		705
General and administrative	2,095	0	0		2,095

Total operating expenses	17,298	18,681	(6,506)		29,473

Operating income (loss)	(3,937)	(1,914)	5,872		21

Other income (expense), net	(79)	0	0		(79)

Income (loss) before income taxes	(4,016)	(1,914)	5,872		(58)

Provision (benefit) for income taxes	166	0	0		166

Net income (loss)	(4,182)	(1,914)	5,872		(224)
Dividends paid to preferred shareholders	128	0	0		128

Net income (loss) applicable to common shareholders	$(4,310)	(1,914)	5,872		(352)

Net income (loss) per share applicable to common shareholders
Basic	$(0.30)				$(0.02)

Diluted	$(0.30)				$(0.02)

Shares used in computing per share net income (loss) per share
Basic	14,157				14,157

Diluted	14,157		1,291	(f)	15,448

(1)	For the year ended March 31, 2002.
(2)	For the year ended December 31, 2001.

See accompanying notes to unaudited pro forma condensed combined financial statements.

SONIC SOLUTIONS

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1.    BASIS OF PRESENTATION

On December 18, 2002, Sonic completed the acquisition of the Desktop and Mobile Division (“DMD”) of VERITAS Software Corporation. Pursuant to the Asset Purchase Agreement and related agreements (the “Agreements”), Sonic issued to VERITAS 1,290,948 shares of convertible preferred stock. Sonic estimates transaction costs will be $962,000 for a total purchase price of approximately $9,433,000. The transaction will be accounted for as a purchase.

NOTE 2.    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of September 30, 2002 gives effect to the acquisition as if it had occurred on September 30, 2002.

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(a)	To reclassify certain assets and liabilities to conform to Sonic’s historical presentation.

(b)	To record common stock and preferred stock issued by Sonic and record applicable purchase accounting entries. Under purchase accounting, the purchase price will be allocated to assets and liabilities assumed based on their relative fair values with the excess recorded as goodwill. The amount and components of the purchase price along with the allocation of the purchase price are as follows (in thousands):

Preferred stock issued	$8,471
Estimated transaction costs	962

Total purchase price	$9,433

Goodwill	5,123
Unbilled receivables	1,394
Accounts receivables	1,100
Core/developed technology	1,000
Fixed assets	442
Customer relationships	400
Prepaid rent	20
Accrued support expenses	(46)

Net assets acquired	$9,433

(c)	Represents the elimination of DMD’s capitalized intangible assets of $6,346,000 and related amortization expense of $6,561,000 and $3,280,000 for the fiscal year ended March 31, 2002 and the six month period ended September 30, 2002, respectively.

NOTE 3.    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred on April 1, 2001.

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations:

(d)	To reclassify certain revenues and expenses to conform with Sonic’s presentation.

(e)	Adjustment to record the amortization of intangibles and depreciation of fixed assets. The intangibles are being amortized on a straight-line basis over three (3) years and the fixed assets are being amortized on a straight-line basis over two (2) years. Amortization expense was $467,000 and $233,000 for the fiscal year ended March 31, 2002 and the six month period ended September 30, 2002, respectively and is included in cost of revenue. Depreciation expense was $221,000 and $111,000 for the fiscal year ended March 31, 2002 and the six month period ended September 30, 2002, respectively and is included in research and development expense.

(f)	Adjustment to reflect the issuance of 1,290,948 shares of Sonic’s series F convertible preferred stock in connection with the acquisition.

(g)	The financial statements of DMD for the six months ended September 30, 2002 were derived by removing the three months ended March 31, 2002 from the nine months ended September 30, 2002. The DMD financial statements included in the pro forma condensed combined statement of operations for the year ended March 31, 2002 are for the twelve month period ended December 31, 2001 and therefore do not include the three month period ended March 31, 2002. Summarized operating information for the excluded quarter ended March 31, 2002 is as follows (in thousands):

Revenues	$2,781
Expenses	3,452

Net (loss)	$(671)